UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.        )

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Filed by a Party other than the Registrant  [   ]

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[   ]   Preliminary Proxy Statement

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[X]   Definitive Proxy Statement

[   ]   Definitive Additional Materials

[   ]   Soliciting Material Pursuant to §240.14a-12

PETER KIEWIT SONS’, INC.

(Name of Registrant as Specified in its Charter)

Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[   ]

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[   ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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[PETER KIEWIT SONS’, INC. LETTERHEAD]

April 25, 2005

Dear PKS Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Peter Kiewit Sons’, Inc. (the “Company”) to be held at 11:00 a.m. on Monday, June 6, 2005 , at Kiewit Plaza, Omaha, Nebraska 68131.

Information concerning the matters to be considered and voted upon at the Annual Meeting is set forth in the attached Notice of Annual Meeting and Proxy Statement. The Company’s 2004 Annual Report on Form 10-K is also enclosed for your review and information.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. Therefore, whether or not you plan on attending the Annual Meeting, please sign, date and return your Proxy in the enclosed envelope as soon as possible. The execution and delivery of a Proxy will not prevent you from voting your shares in person if you subsequently choose to attend the Annual Meeting.

Sincerely,

/s/ Kenneth E. Stinson
Kenneth E. Stinson
Chairman of the Board

PETER KIEWIT SONS’, INC.
Kiewit Plaza
Omaha, Nebraska 68131

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held Monday, June 6, 2005

To the Stockholders of Peter Kiewit Sons’, Inc.:

The Annual Meeting of Stockholders (“Annual Meeting”) of Peter Kiewit Sons’, Inc., a Delaware corporation (the “Company”), will be held at Kiewit Plaza, Omaha, Nebraska 68131 at 11:00 a.m. on Monday, June 6, 2005 for the following purposes:

1 .. To elect thirteen (13) directors to hold office as specified in the attached Proxy Statement; and

2 .. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on April 22, 2005 (the “Record Date”) as the record date for the determination of the holders of Common Stock entitled to notice of, and to vote at, the Annual Meeting. Accordingly, only holders of record of Common Stock at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. No business other than the election of directors is expected to be considered at the Annual Meeting or at any adjournment or postponement thereof. This Notice, the Proxy Statement and the accompanying form of Proxy are first being mailed to Stockholders on or about April 25, 2005 ..

The matters to be considered at the Annual Meeting are more fully described in the accompanying Proxy Statement.

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, HOWEVER, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. A POSTAGE PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF THAT STOCKHOLDER HAS RETURNED A PROXY.

By Order of the Board of Directors

/s/ Kenneth E. Stinson
Kenneth E. Stinson
Chairman of the Board

April 25, 2005

PETER KIEWIT SONS’, INC. Kiewit Plaza
Omaha, Nebraska 68131

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held Monday, June 6, 2005

THE MEETING; VOTING AND SOLICITATION

Date, Time and Place of the Annual Meeting

The annual meeting (“Annual Meeting”) of the holders (the “Stockholders”) of the $0.01 par value common stock (“Common Stock”) of Peter Kiewit Sons’, Inc., a Delaware corporation (the “Company”), will be held on Monday, June 6, 2005 , at 11:00 a.m. local time, at Kiewit Plaza, Omaha, Nebraska 68131.

Purpose of the Annual Meeting

This Proxy Statement (“Proxy Statement”) is being furnished to Stockholders in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the “Board”) to be voted at the Annual Meeting, or any adjournment or postponement thereof, for the purpose of considering the following matter s : (a) to elect thirteen (13) directors to hold office as specified herein; and ( b ) to transact such other business as may properly come before the Annual Meeting.

Date of Provision of Proxy Statement

This Proxy Statement, the Notice of Annual Meeting and the accompanying proxy are first being mailed to Stockholders on or about April 25, 2005 ..

Annual Meeting Record Date

As of April 22, 2005 , the record date for the determination of persons entitled to vote at the Annual Meeting (the “Record Date”), there were 28,322,175 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter to be voted upon by the Stockholders at the Annual Meeting.

Appraisal Rights

Stockholders will not be entitled to appraisal rights as a result of the matters proposed to be considered at the Annual Meeting.

Voting

The Company’s Restated Certificate of Incorporation (“ Certificate ”) provides the Stockholders with the option of cumulative voting in any election of directors. A proxy form which provides for cumulative voting will be provided promptly to any Stockholder upon request, by writing the Stock Registrar at Kiewit Plaza, Omaha, Nebraska 68131, or by calling him at (402) 342-2052. Under the cumulative voting method, the number of a Stockholder’s shares of Common Stock is first multiplied by the number of directors to be elected. The resulting number of votes may then be voted for a single nominee or distributed among some or all of the nominees. After the voting is closed, the nominees are ranked in order by the number of votes received. The highest ranking nominees are then elected until the number of open directorships is filled.

The approval of a plurality of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required to elect the nominees as directors, unless cumulative voting is required.

Stockholders can vote on matters presented at the Annual Meeting by either voting in person or by signing, dating and returning the enclosed proxy. In the election of directors, the enclosed proxy may be marked for the election of all, some or none of the nominees for director.

As of the Record Date, there were 28,322,175 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote as of the Record Date is required to constitute a quorum at the Annual Meeting. Under applicable Delaware law, abstentions and “non-votes” (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum at the Annual Meeting. If a quorum should not be present, the Annual Meeting may be adjourned from time to time until the necessary quorum is obtained.

Proxies

All shares of Common Stock represented by properly executed proxies, which are returned and not revoked, will be voted in accordance with the instructions, if any, given therein. If no instructions are provided in a proxy, it will be voted FOR the Board’s nominees for director, and in accordance with the proxyholders’ best judgment as to any other business raised at the Annual Meeting.

Any Stockholder who delivers a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company a written statement revoking the proxy, by executing and delivering a later dated proxy or by voting in person at the Annual Meeting.

Solicitation Costs

The Company will bear its own cost of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by certain directors, officers and other employees of the Company, not specially employed for the purpose, by personal interview, telephone, telegram or e-mail. Such directors, officers and employees will not receive additional compensation for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith.

DIRECTOR NOMINEES

The Board has determined that thirteen (13) directors are to be elected to the Board at the Annual Meeting. All the nominees are current directors of the Company . Each nominee has agreed to serve as a director, if elected. Directors will be elected to serve until the next annual election and until their successors are duly elected and qualified. If any nominee shall, prior to the Annual Meeting, become unavailable for election as a director, the persons named in the proxy will vote for that nominee, if any, in their discretion as may be recommended by the Board, or the Board may reduce the number of directors to eliminate the vacancy. Information as to each nominee for director is set forth below.

Name	Business Experience	Age

Mogens C. Bay	Mr. Bay has been a director of the Company since March 1999. Mr. Bay has been Chairman of Valmont Industries, Inc. since January 1997 and President and Chief Executive Officer of Valmont Industries, Inc. since August 1993. Mr. Bay is currently also a director of Valmont Industries, Inc., ConAgra Foods, Inc. and Level 3 Communications, Inc. Mr. Bay is the Chairman of the Compensation Committee of the Board , and a member of the Audit Committee of the B oard.	56

Richard W. Colf	Mr. Colf has been an Executive Vice President of the Company since July 1998. Mr. Colf has been an Executive Vice President of Kiewit Corporation, a subsidiary of the Company, since December 2004 and an Executive Vice President of Kiewit Pacific Co., a subsidiary of the Company, since September 1998. Mr. Colf has been a director of the Company since August 1997 and is a member of the Executive Committee of the Board .	61

Scott L. Cassels

Mr. Cassels has been a Senior Vice President of Kiewit Corporation since December 2004, a Senior Vice President of Kiewit Construction Company, a subsidiary of the Company, since June 2002 and President of Gilbert Industrial Corporation, a subsidiary of the Company, since June 2002. Mr. Cassels was President of Gilbert Central Corp., a subsidiary of the Company, from June 2002 to June 2003 and was President of Gilbert Southern Corp., a subsidiary of the Company, from August 1994 to June 2002. Mr. Cassels has been a director of the Company since June 2004 and is a member of the Executive Committee of the Board .

		46

Richard Geary	Mr. Geary has been a director of the Company since August 1997. Mr. Geary was an Executive Vice President of the Company from August 1997 to July 1998. Mr. Geary is currently also a director of Standard Insurance Company, Stancorp Financial Group, Friends of the Children-Portland, and is a trustee of the Oregon Health Sciences University Foundation.	70

Bruce E. Grewcock

Mr. Grewcock has been Chief Executive Officer of the Company since December 2004 and President of the Company since December 2000. Mr. Grewcock was Chief Operating Officer of the Company from December 2000 until December 2004 and was an Executive Vice President of the Company from August 1997 until December 2000. Mr. Grewcock has been President and Chief Executive Officer of Kiewit Corporation since December 2004. Mr. Grewcock has been a director of the Company since August 1997 and is a member of the Executive Committee of the Board .  Mr. Grewcock is the son of William L. Grewcock, a director of the Company.

		51

William L. Grewcock	Mr. Grewcock has been a director of the Company since August 1997. Mr. Grewcock was Vice Chairman of Level 3 Communications, Inc. for more than five years prior to April 1998.	79

Steven Hansen	Mr. Hansen has been a Senior Vice President of Kiewit Corporation since December 2004, a Senior Vice President of Kiewit Construction Company since June 1999 and a Senior Vice President of Kiewit Pacific Co. since June 1998. Mr. Hansen has been a director of the Company since June 2004 and is a member of the Executive Committee of the Board .	59

Allan K. Kirkwood	Mr. Kirkwood has been a director of the Company since August 1997. Mr. Kirkwood was an Executive Vice President of the Company from July 1998 until June 2004. Mr. Kirkwood has been an Executive Vice President of Kiewit Pacific Co. since September 1998.	61

Michael R. McCarthy	Mr. McCarthy has been a director of the Company since June 2001. Mr. McCarthy has been Chairman of McCarthy Group, Inc. for more than the last five years. Mr. McCarthy is currently also a director of McCarthy Group, Inc., Adesta Communications, HDR, Inc., Election Systems & Software, Inc., Streck Laboratories, Inc., Cabela’s Incorporated, and World’s Foremost Bank. Mr. McCarthy is the Chairman of the Audit Committee of the B oard and a member of the Compensation Committee of the Board .	53

Douglas E. Patterson

Mr. Patterson has been an Executive Vice President of the Company since November 2001.  Mr. Patterson has been an Executive Vice President of Kiewit Corporation since December 2004. Mr. Patterson was President of Gilbert Central Corp. and Gilbert Industrial Corporation from June 1999 until June 2001.  Mr. Patterson has been a director of the Company since June 2001 and is a member of the Executive Committee of the Board .

		5 4

R. Michael Phelps	Mr. Phelps has been a Senior Vice President of Kiewit Corporation since December 2004, a Senior Vice President of Kiewit Construction Company since June 2004, a Senior Vice President of Kiewit Pacific Co. since June 1999, and a Senior Vice President of Kiewit Western Co., a subsidiary of the Company, since July 1999. Mr. Phelps has been a director of the Company since June 2004 and is a member of the Executive Committee of the Board .	52

Walter Scott, Jr.	Mr. Scott has been a director and Chairman Emeritus of the Company since August 1997. Mr. Scott has been the Chairman of the Board of Level 3 Communications, Inc. for more than the last five years. Mr. Scott is currently also a director of Berkshire Hathaway Inc., Burlington Resources Inc., MidAmerican Energy Holdings Company, Commonwealth Telephone Enterprises, Inc., Valmont Industries, Inc. and Level 3 Communications, Inc.	73

Kenneth E. Stinson	Mr. Stinson was Chief Executive Officer of the Company from March 1998 until December 2004 and was President of the Company from August 1997 until December 2000. Mr. Stinson has been a director and Chairman of the Board of the Company since August 1997. Mr. Stinson is also currently a director and a member of the audit committee of ConAgra Foods, Inc., and is a director of Valmont Industries, Inc. Mr. Stinson is the Chairman of the Executive Committee of the Board .	62

The Board unanimously recommends a vote FOR the nominees identified above.

INFORMATION ABOUT THE BOARD OF DIRECTORS

Board of Directors

In 2004 , the Board had 5 formal meetings and acted by written consent in lieu of a meeting on 9 occasions. In 2004 , no director attended less than 75% of the aggregate of the total number of meetings of the Board and the committees of which he was a member. The Company does not have a formal policy regarding attendance by members of the Board at annual Stockholder meetings.

Committees of the Board of Directors

The Board has an Audit Committee, a Compensation Committee and an Executive Committee. The Company does not have a separate nominating committee, nor does the Company have a separate charter for a nominating committee.

The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to: (a) the Company’s financial reporting process, (b) the audit process, (c) the independent public accountant’s qualifications and independence, and (d) the process for monitoring compliance by the Company with applicable laws and regulations, including those promulgated by the United States Securities and Exchange Commission ("SEC"). The current Audit Committee members are Messrs. Bay and McCarthy (Chairman). Both Messrs. Bay and McCarthy are considered to be "independent" as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. In addition, both Messrs. Bay and McCarthy have been determined by the Board to be “financial experts” as defined by Item 401(h)(2) of Regulation S-K. The Audit Committee had 7 formal meetings in 2004 ..

The Compensation Committee

: (a) reviews and approves or disapproves all compensation of whatever nature to be paid to the Chief Executive Officer of the Company and the Company’s next four highest paid executive officers (the “Named Executive Officers”); (b) reviews the ownership of the Company’s securities by the Named Executive Officers; (c) establishes and administers performance goals pursuant to the Company’s executive bonus plans, if any, adopted pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”); and (d) approves or disapproves, on behalf of the Board, the creation of any new bonus plans for the executive officers of the Company pursuant to Section 162(m) of the Code. The current Compensation Committee members are Messrs. Bay (Chairman) and McCarthy. The Compensation Committee had 6 formal meetings and acted by written consent in lieu of a meeting on 1 occasion in 2004 ..

The Executive Committee exercises, to the maximum extent permitted by law, all powers of the Board between Board meetings, except those functions assigned to specific committees. The current Executive Committee members are Messrs. Stinson (Chairman), Cassels, Colf, Bruce Grewcock, Hansen, Patterson and Phelps .. The Executive Committee had 9 formal meetings and acted by written consent in lieu of a meeting on 7 occasions in 2004 ..

Director Nominations

As noted above, the Company does not have a nominating committee. Rather, the Certificate provides the incumbent directors with the authority to nominate a slate of directors for election at the Annual Meeting. On April 22, 2005 , the incumbent directors, the majority of which are not “independent” as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards, nominated the slate listed on pages 3 - 4 of this Proxy Statement.

The Company is not a “listed issuer” and is thus not required to have a nominating committee. Further, the Board does not believe that a formal nominating committee is necessary, since there have historically been few vacancies on the Board and the majority of directors have been employees of the Company or its subsidiaries who are well known to members of the Board. Nominees to fill vacancies have been identified through discussions between the Chairman and the members of the Executive Committee, with input from other Board members as needed.

The Company has not received director candidate recommendations from its Stockholders and does not have a formal policy regarding consideration of such recommendations. However, any recommendations received from Stockholders will be evaluated in the same manner that potential nominees suggested by Board members, management or other parties are evaluated. The Company does not intend to treat Stockholder recommendations in any manner different from other recommendations. The procedures for suggesting a potential nominee for director are described under the caption “Stockholder Proposals” later in this Proxy Statement. There have been no material changes to the procedures by which Stockholders may recommend nominees to the Board from the nomination procedures described in the Company’s Definitive Proxy Statement for its 2004 Annual Meeting.

Although the Board has not adopted a policy with respect to minimum qualifications for Board members, substantial relevant business and industry experience would generally be considered important qualifying criteria. In addition, under the terms of the Certificate, no more than three (3) directors may be “non-inside directors” and the balance must be “inside directors”. “Inside directors” are defined to include: (a) directors who currently are Stockholders and officers of the Company and who were continuously employed by the Company or one of its subsidiaries for at least six (6) years before becoming a director; or (b) directors who previously met the qualifications specified in (a) for at least an eight (8) year period.

Historically, the Company has not engaged third parties to assist in identifying and evaluating potential nominees, but would consider doing so in those situations where particular qualifications are required to fill a vacancy and the Board’s contacts are not sufficient to identify an appropriate candidate.

Compensation of Directors

Directors who are employees of the Company or its subsidiaries do not receive directors’ fees. Non-employee directors are paid annual directors’ fees of $30,000. Non-employee directors are also paid $1,500 for attending each meeting of the Board and each meeting of a committee of the Board. Non-employee directors are also paid $1,500 for attending the Company’s annual operations meeting or any other meeting at which such director attended in his capacity as a director at the request of the Company. The Chairman of the Audit Committee is paid an annual fee of $10,000 and non-employee directors who serve as chairman of any other committee of the Board are paid an annual fee of $5,000 for serving as chairman of any such committee.

Certain Relationships and Related Transactions

Walter Scott, Jr., a director of the Company, is the Chairman of the Board of Level 3 Communications, Inc. and holder of in excess of 5% of the issued and outstanding shares of common stock of Level 3 Communications, Inc.  Mogens C. Bay a director of the Company, is a director of Level 3 Communications, Inc.

Level 3 Communications, Inc. and Kiewit Engineering Co., a subsidiary of the Company, are parties to various aircraft operating agreements pursuant to which Kiewit Engineering Co. provides Level 3 Communications, Inc. with aircraft maintenance, operations and related services. During 2004 , Level 3 Communications, Inc. reimbursed Kiewit Engineering Co. approximately $78,000 in expenses incurred in connection with the operation of Level 3 Communications, Inc.'s aircraft. Level 3 Communications, Inc. also paid Kiewit Engineering Co. a management fee of $6,000.

Level 3 Communications, Inc. and Kiewit Mining Group Inc., a subsidiary of the Company, are parties to an amended mine management agreement pursuant to which Kiewit Mining Group Inc. provides mine management and related services for Level 3 Communications, Inc.'s coal mining properties. During 2004 , Level 3 Communications, Inc. paid Kiewit Mining Group Inc. approximately $6.2 million in connection with services provided pursuant to such agreement.

On March 31, 1998, the Company was spun-off from its former parent, Level 3 Communications, Inc. (the "Level 3 Transaction"). In connection with the Level 3 Transaction, the Company and Level 3 Communications, Inc. entered into various agreements intended to implement the Level 3 Transaction, including a separation agreement and a tax sharing agreement, pursuant to which the parties allocated certain liabilities associated with their respective businesses and the costs and other liabilities related to the Level 3 Transaction.

Elk Mountain Ventures, Inc., a corporation controlled by Mr. Scott, a director of the Company, and Kiewit Engineering Co. are parties to various aircraft operating agreements pursuant to which Kiewit Engineering Co. provides Elk Mountain Ventures, Inc. with aircraft maintenance, operations and related services. During 2004 , Elk Mountain Ventures, Inc. reimbursed Kiewit Engineering Co. approximately $832,000 in expenses incurred in connection with the operation of Elk Mountain Ventures Inc.'s aircraft. Elk Mountain Ventures, Inc. also paid Kiewit Engineering Co. a management fee of $46,000.

MidAmerican Energy Holdings Company and Kiewit Engineering Co. are parties to various aircraft operating agreements pursuant to which Kiewit Engineering Co. provides MidAmerican Energy Holdings Company with aircraft maintenance, operations and related services.  During 2004 , MidAmerican Energy Holdings Company reimbursed Kiewit Engineering Co. approximately $2.2 million in expenses incurred in connection with the operation of MidAmerican Energy Holdings Company’s aircraft.  MidAmerican Energy Holdings Company also paid Kiewit Engineering Co. a management fee of $40,000. During 2004, t he Company also provided construction services to MidAmerican Energy Holdings Company and recognized revenue of $54 million.  Mr. Scott, a director of the Company, is a director of MidAmerican Energy Holdings Company and holder of in excess of 10% of the issued and outstanding shares of common stock of MidAmerican Energy Holdings Company.

Bruce E. Grewcock, the President and Chief Executive Officer and a director of the Company, is the son of William L. Grewcock, a director of the Company.

The Company believes that the fees paid in each of the transactions described above approximate the fair market value for the services rendered. None of these transactions were on terms less favorable to the Company than if they were conducted with an unaffiliated party.

Litigation

On November 19, 2002, a suit was filed in the District Court, City and County of Broomfield, Colorado (the “Court”) for an unspecified amount of damages by Gary Haegle, derivatively on behalf of Level 3 Communications , Inc. against Walter Scott, Jr., James Q. Crowe, R. Douglas Bradbury, Charles C. Miller, III, Kevin V. O’Hara, Mogens C. Bay, William L. Grewcock, Richard Jaros, Robert E. Julian, David C. McCourt, Kenneth E. Stinson, Michael B. Yanney, Colin V. K. Williams (collectively, the “Level 3 Directors”) and the Company .  The suit alleges that the Level 3 Directors breached their fiduciary duty with respect to various transactions between Level 3 Communications, Inc. and the Company , and that the Company aided and abetted the Level 3 Directors in their alleged breach of fiduciary duty.  The suit also alleges that the Company exercised improper control over certain of the Level 3 Directors.  The defendants filed a motion to dismiss, which was denied by the court in early October 2003.  Subsequently, the Board of Directors of Level 3 Communications, Inc. appointed a Special Litigation Committee comprised of an independent director with the exclusive power to conduct or cause to be conducted an impartial and independent investigation of all matters alleged by the Plaintiff and to determine whether the litigation should be maintained, terminated, or otherwise disposed, in accordance with its findings as to whether the litigation is in the best interests of Level 3 Communications, Inc . On August 2, 2004, the Special Litigation Committee delivered its report in which it concluded that it is not in the best interests of either Level 3 Communications, Inc. or its stockholders to pursue any of the claims asserted by the plaintiff.  Level 3 Communications, Inc. has filed a motion to dismiss the suit based on the recommendation of the Special Litigation Committee.  The parties are now in the process of conducting discovery limited by the Court solely to issues regarding the independence and authority of the Special Litigation Committee and the reasonableness and good faith of the Special Litigation Committee’s investigation and analysis.   The Company believes that the factual allegations and legal claims made against it are without merit and intends to vigorously defend them.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Messrs. Bay and McCarthy. Neither Mr. Bay nor Mr. McCarthy are or were formerly officers or employees of the Company or its subsidiaries.

During 2004 , the Company and its subsidiaries were parties to several transactions with Level 3 Communications, Inc. and its subsidiaries. See “Certain Relationships and Related Transactions”.

Mr. Stinson, Chairman of the Board of the Company, is a director of Valmont Industries, Inc. Mr. Bay, a director of the Company, is the Chairman, President and Chief Executive Officer of Valmont Industries, Inc.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board on October 31, 2003, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. During 2004 , each member of the Audit Committee discussed the interim financial information contained in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30 with KPMG LLP, the Company’s independent registered public accounting firm, prior to filing such Quarterly Reports with the SEC.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from KPMG LLP a formal written statement describing all relationships between KPMG LLP and the Company that might bear on KPMG LLP’s independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with KPMG LLP any relationships that may impact their objectivity and independence and satisfied itself as to KPMG LLP’s independence. The Audit Committee also considered whether KPMG LLP’s provision of non-audit services, to the Company and its affiliates is compatible with KPMG LLP’s independence. The Audit Committee also discussed with management, the internal auditors and KPMG LLP, the quality and the adequacy of the Company's internal controls and the internal audit function's organization, responsibilities, budget, and staffing. The Audit Committee reviewed with both KPMG LLP and the internal auditors their audit plans, audit scope, and identification of audit risks.

The Audit Committee discussed and reviewed with KPMG LLP all communications required by the Public Company Accounting Oversight Board (United States) standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of KPMG LLP’s examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.

The Audit Committee reviewed the audited financial statements of the Company, as of and for the fiscal year ended December 25 , 2004 , with management and KPMG LLP. Management has the responsibility for the preparation of the Company's financial statements and KPMG LLP has the responsibility for the examination of those statements.

Based upon the above-mentioned review and discussions with management and KPMG LLP, the Audit Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 25 , 2004 , for filing with the SEC. The Board concurred in such recommendation. The Audit Committee also appointed KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31 , 2005 ..

The foregoing report has been furnished by the Audit Committee, Messrs. Bay and McCarthy (Chairman).

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP has been selected as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2005 .. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Fees Paid to Independent Registered Public Accounting Firm

Audit Fees. Fees billed by the Company’s independent registered public accounting firm, KPMG LLP, for the fiscal years ended December 27, 2003 and December 25, 2004 for professional services rendered by KPMG LLP for the audit of the Company’s annual financial statements and the review of the Company’s financial statements included in the Company’s Forms 10-Q were $729,555 and $ 828,010 respectively.  Additionally, fees billed by KPMG LLP in connection with the audit of the Company’s internal controls over financial reporting were $604,090 for the year ended December 25, 2004.

Audit-Related Fees. Fees billed by KPMG LLP for the fiscal years ended December 27, 2003 and December 25, 2004 for assurance and related services rendered by KPMG LLP and not included in Audit Fees above were $140,452 and $ 61,640 respectively.  Audit-related fees are fees primarily related to the Company’s previously proposed conversion to a limited partnership for 2003, and consultation on technical matters for 2004.

Tax Fees. Fees billed by KPMG LLP for the fiscal years ended December 27, 2003 and December 25, 2004 for professional services rendered by KPMG LLP for tax compliance, tax advice and tax planning were $398,619 and $ 110,381 respectively.  Tax fees are fees in respect of tax return preparation and consultation on tax matters (including the Company’s previously proposed conversion to a limited partnership and consultation on tax matters for expatriate employees), tax advice relating to transactions and other tax planning and advice.

All Other Fees. Fees billed by KPMG LLP for the fiscal years ended December 27, 2003 and December 25, 2004 for products and services provided by KPMG LLP other than as described in any of the categories above were $89,459 and $ 52,371 respectively.  All other fees are fees primarily in respect of services relating to government accounting practices.

Policy on Audit Committee Approval of Audit and Permissible Non-Audit Service

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, retaining, setting compensation, approving fees and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, on May 6, 2003, the Audit Committee established a policy to approve all audit and non-audit services provided by the independent registered public accounting firm.

Prior to engagement, the Audit Committee approves these services by category of service. The fees are estimated and the Audit Committee requires management to report actual fees versus the estimate periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services that are permitted under the SEC auditor independence rules but are not contemplated in the original approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee has delegated pre-approval authority for any engagement of less than $25,000 to the Company’s Chief Financial Officer (or Controller in the absence of the Chief Financial Officer). Any engagement approved by the Company’s Chief Financial Officer or Controller must be reported to the Audit Committee at its next scheduled meeting for approval.

The Audit Committee approved 100% of the services performed by KPMG LLP relating to “audit-related fees,” “tax fees,” and “all other fees” during 2004.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below shows the annual compensation of the Named Executive Officers for the periods specified. The Company does not currently have plans under which options, stock appreciation rights, restricted stock awards, long-term incentive compensation, profit sharing, or pension benefits are held by the Named Executive Officers.

Annual Compensation

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)(2)
Kenneth E. Stinson Chairman of the Board (3)	2004 2003 2002	800,020 808,671 768,274	2,500,000 4,250,000 4,000,000	105,133 (4) 76,321 (5) 64,487 (6)

Bruce E. Grewcock President and Chief Executive Officer	2004 2003 2002	527,800 482,100 415,000	1,600,000 1,500,000 600,000

Richard W. Colf Executive Vice President	2004 2003 2002	392,600 388,000 365,000	832,000 1,080,000 850,000

Allan K. Kirkwood (7) Director	2004 2003 2002	283,937 388,000 365,000	621,000 515,000 650,000

Douglas E. Patterson Executive Vice President	2004 2003 2002	341,900 317,400 272,400	500,000 400,000 270,000
Steven Hansen Division Manager	2004 2003 2002	283,400 276,700 256,500	305,000 150,000 80,000

(1) Bonuses reflect payments made in the specified year with respect to performance in the prior year.

(2)

Other Annual Compensation means perquisites and other personal benefits received by each of the Named Executive Officers, if, in the aggregate, it is in excess of the lesser of $50,000 or 10% of their combined salary and bonus. No Named Executive Officer other than Mr. Stinson received any Other Annual Compensation in excess of the reporting threshold.

(3) Mr. Stinson retired as Chief Executive Officer of the Company effective as of December 25, 2004.

(4) In 2004, taxable income in the amount of $105,133 was imputed to Mr. Stinson with respect to the non-business use of corporate aircraft.

(5) In 2003, taxable income in the amount of $76,321 was imputed to Mr. Stinson with respect to the non-business use of corporate aircraft.

(6) In 2002, taxable income in the amount of $64,487 was imputed to Mr. Stinson with respect to the non-business use of corporate aircraft.

(7) Mr. Kirkwood resigned as Executive Vice President of the Company effective as of June 14, 2004.

COMPENSATION COMMITTEE REPORT

The Compensation Committee is composed entirely of “outside” directors as defined in Section 162(m) of the Code. The Compensation Committee is responsible for reviewing and approving, on an annual basis, all compensation of whatever nature to be paid to the Named Executive Officers.

The objectives of the Company’s executive compensation program are to (a) support the achievement of desired Company performance, (b) provide compensation that will attract and retain superior talent, (c) reward performance, and (d) align the executive officers’ interests with the success of the Company by placing a portion of total compensation at risk. The executive compensation program has two elements: salaries and bonuses. The program provides base salaries which are intended to be competitive with salaries provided by other comparable companies. Bonuses are the vehicle by which executive officers can earn additional compensation depending on individual, business unit, and Company performance, subject to the Bonus Plan.

In 2004 , the Board adopted, and the Stockholders approved, the Peter Kiewit Sons', Inc. 2004 Bonus Plan (the "Bonus Plan") which was in effect for compensation paid to the Named Executive Officers during 2004 .. The Compensation Committee has determined that for 2004 , the Performance Goals under the Bonus Plan have been met and that the maximum bonus amounts have been established. The Compensation Committee uses its discretion to set executive compensation at levels warranted in its judgment by external, internal, or individual circumstances.

In recognition of the fact that Mr. Stinson retired as Chief Executive Officer of the Company effective as of December 25, 2004 and Mr. Bruce Grewcock was appointed Chief Executive Officer of the Company effective as of December 25, 2004, and in further recognition of their significant contributions to the Company’s performance during 2004 , the Compensation Committee has approved Mr. Stinson’s annual salary for 2005 of $ 499,980 and a bonus of $ 3,000,000 for 2004 performance, payable in 2005 and Mr. Bruce Grewcock’s annual salary for 2005 of $700,024 and a bonus of $2,000,000 for 2004 performance , payable in 2005 .. A number of factors were considered in setting Mr. Stinson’s and Mr. Grewcock’s compensation. These factors included meeting the Bonus Plan Performance Goals for 2004 , the Company’s overall performance, the increase in the Company's stock formula price, as well as Mr. Stinson’s and Mr. Grewcock’s personal effort s and accomplishments in managing the Company and its businesses. After considering all of the factors, the Compensation Committee felt the approved compensation was well within a reasonable range.

The foregoing report has been furnished by the Compensation Committee , Messrs. Bay and McCarthy.

PERFORMANCE GRAPH

The Company’s Common Stock is not publicly traded. The Company’s Certificate contains a formula pursuant to which the Common Stock is valued. The graph below compares the cumulative total return (stock appreciation plus reinvested dividends) of the Common Stock for the five-year period 2000 through 2004 , with the Standard and Poors’ Composite 500 Index and the Dow Jones Heavy Construction Index - US. Pursuant to the Certificate, for all periods presented in the graph below, the Common Stock was valued at the formula value determined by the Certificate at the end of the Company's fiscal year, reduced by dividends declared subsequent to such year-end. For purposes of the graph, it has been assumed that dividends were immediately reinvested in additional shares of Common Stock, although such reinvestment was not permitted in actual practice. Although the Company’s fiscal year ended on the last Saturday in December, the Common Stock is compared against indexes which assume a fiscal year ending December 31.

On September 30, 2000, the Company distributed all of the shares of common stock of its former subsidiary, Kiewit Materials Company, it then held to Stockholders in a spin-off (the “Materials Transaction”).  In the Materials Transaction, each Stockholder received one share of common stock of Kiewit Materials Company (“Materials Stock”) for each share of Common Stock they held on the record date for the Materials Transaction.  As a result of the Materials Transaction, the Company and Kiewit Materials Company operated as two separate independent companies.  For purposes of the graph, the book value of the Materials Stock on the date of the Materials Transaction ($7.14) was deducted from the formula value of the Common Stock on January 1, 2000 to determine the return on the Common Stock for the period December 31, 1999 through December 31, 200 0.

The graph assumes that the value of the investment was $100 on December 31, 1999, and that all dividends and other distributions were reinvested.

	1999	2000	2001	2002	2003	2004
Peter Kiewit Sons’, Inc. Common Stock	100	136	171	222	273	328
S&P 500 Index	100	91	80	63	80	89
Dow Jones Heavy Construction Index - US	100	117	123	103	141	171

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The table below shows information about the ownership of Common Stock as of April 22, 2005, by the Company’s directors, nominees for director, the Named Executive Officers and each person who beneficially owns more than 5 percent of the Common Stock. The table also shows the ownership of Common Stock by all of the directors and executive officers as a group as of such date.

Name	Number of Shares Beneficially Owned	Percent of Shares

Kenneth E. Stinson (1)	2,160,492	7.6%
Richard W. Colf (2)	1,725,960	6.1%
Bruce E. Grewcock (3)	1,418,804 (4)	5.0%
Steven Hansen	818,300	2.9%
Douglas E. Patterson	786,369	2.8%
Allan K. Kirkwood	637,779	2.3%
R. Michael Phelps	497,520	1.8%
Scott L. Cassels	353,522	1.2%
Mogens C. Bay	13,100	*
Richard Geary	10,000	*
Walter Scott, Jr.	10,000	*
Michael R. McCarthy	9,100	*
William L Grewcock	8,192	*
Directors and Executive Officers
as a Group (19 Individuals)	9,157,365	32.3%

* Less than 1%.

(1) Mr. Stinson's address is c/o Kiewit Plaza, Omaha, Nebraska 68131.

(2) Mr. Colf's address is c/o 2200 Columbia House Blvd., Vancouver, Washington 98661.

(3) Mr. Grewcock’s address is c/o Kiewit Plaza, Omaha, Nebraska 68131.

(4) Includes 861,046 shares of Common Stock held in trusts, for which Mr. Grewcock is the trustee with sole voting and investment powers.

OTHER INFORMATION
Other Matters

It is not anticipated that any matters other than those described in this Proxy Statement will be brought before the Annual Meeting. If any other matters are presented, however, it is the intention of the persons named in the proxy to vote the proxy in accordance with the discretion of the persons named in the proxy.

Stockholder Proposals

Any proposal which a Stockholder intends to present at the 2006 Annual Meeting must be received by the Company on or before March 12 , 2006 and in order for such proposal to be included in the proxy material of the Company relating to such meeting, such proposal must be received by the Company on or before January 5 , 2006 ..

Stockholders wishing to communicate generally with the Board may direct any communications to the attention of the Chairman of the Board, at the Company’s corporate offices, Kiewit Plaza, Omaha, Nebraska 68131. The mailing envelope must contain a clear notation indicating that the enclosed materials are a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such correspondence must identify the author as a Stockholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such correspondence and circulate them to the appropriate director or directors.

Stockholders wishing to nominate one or more persons for election as a director must comply with additional provisions as set forth in the Company’s Amended and Restated By-Laws. Generally, a Stockholder must give timely notice to the Secretary of the Company. To be timely, such notice must be received by the Company at its principal executive offices not less than sixty days prior to the meeting. The Amended and Restated By-Laws specify the information which must accompany such Stockholder notice, including the provision of certain information with respect to the persons nominated for election as directors and any information relating to the Stockholder that would be required to be disclosed in a proxy filing. Details of the provision of the Amended and Restated By-Laws may be obtained by any Stockholder from the Secretary of the Company. Any such proposals should be directed to the Secretary, Peter Kiewit Sons’, Inc., Kiewit Plaza, Omaha, Nebraska 68131.

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and persons who own more than 10% of the Common Stock to file reports of ownership and changes in ownership with the SEC. SEC Regulations require the Company to identify anyone who filed a required report late during the most recent fiscal year. The Company undertakes to make such filings for its directors and executive officers, and in 2003 all Section 16(a) filing requirements were met.

Annual Report

The Company is mailing to each Stockholder, along with this Proxy Statement, a copy of its annual report. The Company’s annual report is its Form 10-K for the fiscal year ending December 25, 2004 , as filed with the SEC, which report is incorporated herein by this reference.

THE COMPANY WILL FURNISH WITHOUT CHARGE, UPON THE WRITTEN REQUEST OF A STOCKHOLDER, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES, AND EXHIBITS, FILED WITH THE SEC. WRITTEN REQUESTS SHOULD BE ADDRESSED TO THE STOCK REGISTRAR AT KIEWIT PLAZA, OMAHA, NEBRASKA 68131.

PETER KIEWIT SONS’, INC.
April 25, 2005

PETER KIEWIT SONS’, INC. PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS, JUNE 6, 2005
PROXY

The undersigned hereby appoints Douglas A. Obermier and Gregory M. Broz, or either of them or their substitutes, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Peter Kiewit Sons’, Inc. held of record by the undersigned at the close of business on April 22, 2005 , at the Annual Meeting of Stockholders to be held June 6, 2005 , or any adjournment or postponement thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.  If no direction is made, this Proxy will be voted FOR proposal 1.  TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN AND DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

Proposal 1 : Election of Directors

To elect the thirteen (13) nominees specified as follows as Directors:

Mogens C. Bay

     William L. Grewcock

Douglas E. Patterson

Scott L. Cassels

     Steven Hansen

R. Michael Phelps

Richard W. Colf

     Allan K. Kirkwood

Walter Scott, Jr.

Richard Geary

     Michael R. McCarthy

Kenneth E. Stinson

Bruce E. Grewcock

Instruction:  To withhold authority to vote for any individual nominee(s), write the name(s) of the nominee(s) on the lines below.

 ______________________________________________________

 ______________________________________________________

	☐ FOR all nominees listed (except as otherwise specified below)	☐ WITHHOLD authority to vote for all nominees

Please sign exactly as name appears below.
[Name of Stockholder]

Date	Signature
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.